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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JUNE 10, 1997
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                          COASTAL PHYSICIAN GROUP, INC.
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             (Exact name of registrant as specified in its charter)

DELAWARE                   001-13460                          56-1379244
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(State or other            (Commission                        (IRS Employer
jurisdiction of             File Number)                       Identification
incorporation)                                                 No.)

2828 CROASDAILE DRIVE, DURHAM, NC                                      27705
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number including area code             (919)383-0355
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                                       N/A
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(Former name or former address, if changed since last report)


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ITEM 1. - CHANGES IN CONTROL OF REGISTRANT

Prior to June 9, 1997, Steven M. Scott, M.D., the Chairman, Chief Executive Officer and a director of Coastal Physician Group, Inc. (the "Company"), beneficially owned 7,327,823 shares, or 30.4%, of the Company's outstanding Common Stock. On June 9, 1997, to facilitate the closing of the refinancing transaction described in Item 2 below, Dr. Scott invested $10 million of his personal funds in the Company and received 1,000,000 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Shares"). On the same day, Dr. Scott received an additional 84,983 Series C Shares and 240,000 shares of Common Stock from the Company in satisfaction of obligations owed to him for assuming certain rental and related obligations totaling $1,089,831.07 owed to certain entities affiliated with Dr. Scott. Each Series C Share is convertible into ten shares of Common Stock, subject to prior approval of their convertibility by the Company's stockholders. In addition, each Series C Share is entitled to ten votes per share at all meetings of the Company's stockholders, except that holders of the Series C Shares are not entitled to vote on the approval of the convertibility of the Series C Shares into Common Stock.

Through the issuance of 240,000 shares of Common Stock and 1,084,983 Series C Shares by the Company to Dr. Scott on June 9, 1997, Dr. Scott may be deemed to be the beneficial owner of 18,417,653 shares, or 52.3% of the Company's Common Stock. Dr. Scott's percentage of beneficial ownership of the Company's Common Stock has been calculated based on 24,384,214 shares of currently outstanding Common Stock plus 10,849,830 shares deemed to be outstanding for purposes of computing his beneficial ownership pursuant to Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.

Prior to June 9, 1997, Dr. Scott, by virtue of his positions with the Company and percentage ownership of the Company's outstanding Common Stock, may have been deemed to control the Company. By acquiring 240,000 shares of the Company's Common Stock and 1,084,983 Series C Shares on June 9, 1997, Dr. Scott's voting power increased to approximately 52.3% of the total voting power of the Company's outstanding securities entitled to vote generally on all matters submitted to a vote of the Company's security holders (except, as noted above, the convertibility of the Series C Shares). Accordingly, the Company believes that Dr. Scott controls the Company.



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ITEM 2. - ACQUISITION OR DISPOSITION OF ASSETS


On June 6, 1997, the Company, in order to refinance its existing bank indebtedness and provide the Company with additional working capital, entered into a series of receivables securitizations and other financing agreements with subsidiaries of National Century Financial Enterprises, Inc. ("NCFE") providing for commitments to purchase accounts receivable of certain subsidiaries of the Company (the "A/R Facilities") and a revolving line of credit of up to $15 million (the "Line of Credit").

The A/R Facilities consist of (i) a sale and subservicing agreement between NPF XI, Inc. ("NPF XI") and a special purpose limited liability company ("Coastal LLC") owned by the Company and certain of its subsidiaries (the "NPF-XI Facility"), and (ii) a series of sale and subservicing agreements between NPF-WL, Inc. ("NPF-WL") and each of certain other subsidiaries of the Company (the "NPF-WL Facility"). Under the NPF-XI Facility, subsidiaries that own Coastal LLC (the "Selling Subsidiaries") sell all of their accounts receivable to Coastal LLC, which in turn sells accounts receivable that meet specified payor and aging eligibility requirements to NPF XI. The purchase price paid by NPF XI is 91% of estimated realizable value. In addition, the purchase price for the receivables is reduced by certain reserves and administrative fees totaling 17% that reduce the price paid to Coastal LLC for the eligible receivables it sells. The Company receives a subservicing fee of 8.5% of collections on receivables purchased by NPF XI. Coastal LLC pays a program fee to NPF XI equal to 10.97% per annum on the uncollected net values of the purchased receivables. Under the NPF-XI Facility, new accounts receivables generated by the Selling Subsidiaries will be sold to Coastal LLC, which may sell eligible receivables periodically to NPF XI during the term of the Facility, which expires on June 1, 2000. NPF XI has a security interest in all of the receivables of Coastal LLC to secure the obligations of Coastal LLC to NPF XI. The total purchase commitment under the NPF-XI Facility is $115 million. After taking into account the reserves and administrative fees, this permits the Company, through Coastal LLC, to obtain cash at any one time from the sale of eligible receivables of up to approximately $95 million.

Under the NPF-WL Facility, NPF-WL purchases eligible receivables at 97% of estimated realizable value directly from other specified subsidiaries of the Company. The reserves and administrative fees equal approximately 17%, the subservicing fee is 7.5% and the program fee is equal to 12.5% per annum. The purchase commitment under the NPF-WL Facility is $36 million. After taking into account reserves and administrative fees, the Company is permitted to obtain cash at any one time from the sale of existing or newly-generated eligible receivables of up to



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approximately $30 million. The NPF-WL Facility expires on July 1, 1998.

The Line of Credit consists of a Loan and Security Agreement pursuant to which NPF-X, Inc. has agreed to provide the Company with a revolving line of credit of up to $15 million which terminates on June 15, 1998. Interest on amounts outstanding accrues at the prime rate plus 4%, payable monthly in arrears. The Line of Credit is secured by substantially all of the assets of the Company including the stock of Coastal's subsidiaries. The maximum available borrowings under the Line of Credit decrease by net amounts in excess of $10 million received by the Company from the sale of specified subsidiaries.

On June 10, 1997, the Company used approximately $82 million of funding from the sale of receivables to satisfy in full the Company's outstanding indebtedness under its credit facilities with its previous lenders.


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ITEM 7.(c) - EXHIBITS

 10.1 SALE AND SUBSERVICING AGREEMENT, Dated as of June 6, 1997, by and among COASTAL RECEIVABLES LLC, as Seller, COASTAL PHYSICIAN GROUP, INC. as Subservicer, NPF XI, INC., as Purchaser, and NATIONAL PREMIER FINANCIAL SERVICES, INC., as Servicer

 10.2 FORM OF SALE AND SUBSERVICING AGREEMENT by and among HEALTHPLAN SOUTHEAST, INCORPORATED, BETTER HEALTH PLAN, INC., COASTAL GOVERNMENT SERVICES, INC., COASTAL CORRECTIONAL HEALTHCARE, INC. and INTEGRATED PROVIDER NETWORKS, INC. as Sellers and Subservicers, NPF-WL, INC., as Purchaser, and NATIONAL PREMIER FINANCIAL SERVICES, INC. as Servicer

 10.3 LOAN AND SECURITY AGREEMENT, Dated June 6, 1997, by and among COASTAL PHYSICIAN GROUP, INC. and NPF X, INC.

 10.4    PLEDGE AGREEMENT, Dated June 6, 1997

 10.5 PLEDGE AGREEMENT, Dated June 6, 1997, by and between BHP Acquisition Company, Inc. and NPF X, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               COASTAL PHYSICIAN GROUP, INC.
                                               (registrant)

Date:  June 25, 1997                           By: /S/ W. RANDALL DICKERSON
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                                                   W. Randall Dickerson
                                                    Executive Vice
                                                    President and Chief
                                                    Financial Officer

Date:  June 25, 1997                           By: /S/ MARY ANNE Z. WINGERT
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                                                   Mary Anne Z. Wingert
                                                    Vice President, Corporate
                                                    Controller and Chief
                                                    Accounting Officer